UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016
 _____________________________________________________________________

Swift Transportation Company

(Exact name of registrant as specified in its charter)
 _____________________________________________________________________

Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona		85043
(Address of principal executive offices)		(Zip Code)

(602) 269-9700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

SECTION	PAGE

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

ITEM 9.01 Financial Statements and Exhibits	1

Signatures	2

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On October 25, 2016, Swift Transportation Company ("Swift" or the "Company") entered into an Executive Severance Protection Agreement with each of Richard Stocking, the Company’s President and Chief Executive Officer, Virginia Henkels, the Company’s Executive Vice President and Chief Financial Officer and Mickey R. Dragash, the Company’s Executive Vice President, General Counsel and Secretary (each, a "Severance Agreement", and collectively, the "Severance Agreements"). The Severance Agreements were entered into in connection with the leadership transition previously announced by the Company on September 8, 2016.
Each Severance Agreement provides the respective executive officer with the following severance benefit in the event of his or her termination of employment by the Company without "Cause" (as defined in each Severance Agreement) or by the executive for "Good Reason" (as defined in each Severance Agreement):

•
A cash payment, payable in equal installments on each payroll date for 18 months (24 months in the case of Mr. Stocking) following the separation date, in an aggregate amount equal to 1.5 times (2.0 times in the case of Mr. Stocking) the sum of the executive’s (x) annual rate of base salary and (y) target bonus opportunity under the Company’s short-term incentive plan ("STIP");

•
A bonus payable under the STIP to the extent an incentive award would have been payable to the executive under the terms of the STIP but for the executive’s separation of employment, prorated based on the number of days the executive was employed during the performance period compared to the total days in the performance period;

•
Any outstanding unvested stock options held by the executive on the separation date that are scheduled to vest during the 12-month period following the separation date will immediately vest and become exercisable as of the separation date and will remain exercisable through the earlier of the 12-month anniversary of the separation date or the expiration of the term of the stock option;

•
Any outstanding time-based restricted stock units held by the executive on the separation date that are scheduled to vest during the 12-month period following the separation date will immediately vest; and

•
Any outstanding performance-based restricted stock units held by the executive on the separation date will remain outstanding and, to the extent the applicable performance measures are achieved, the executive will receive a prorated award based on the number of days the executive was employed during the performance period compared to the total days in the performance period.

Payment of the severance benefit to each executive is subject to the executive’s execution and delivery of a customary release and waiver of claims and the Severance Agreements also include customary confidentiality, non-competition and non-solicitation provisions. The term of the Severance Agreements continues through October 24, 2019; provided however, that the Severance Agreements shall automatically be extended for an additional 12-month period unless, not later than ninety (90) days prior to the expiration of the then current term, the Company or executive gives notice not to extend.
The foregoing description is qualified in its entirety by reference to the Severance Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit	Description

Exhibit 10.1	Form of Executive Severance Protection Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Swift Transportation Company
(Registrant)

Date:	October 28, 2016	/s/ Mickey R. Dragash
Mickey R. Dragash
Executive Vice President, General Counsel and Secretary

2